EXHIBIT 10.26

                                Amendment
                                ---------


                                                           April 16, 1998


For good and valuable consideration:
Fronteer Capital Inc. (Fronteer) and Global Med Technologies, Inc. agree to the following changes to the loan commitment dated April 14, 1998. The parties agree to the following terms.


The section entitled Funding:

Funding:
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     Global has the right to call the $1.65 million from Fronteer after 180 days after final draw on Heng Fung Finance Company Limited loan. The funds will be put in a separate bank account. For Global to withdraw there is a need for two signatures, one from Global and one from Fronteer Capital Inc. appointee. Fronteer will not unreasonably withhold approval of payments.

shall be voided and the amended section shall read as follows:

"Funding:
--------
     Global has the right to call the $1.65 million from Fronteer after the total loan from Heng Fung Finance Company Limited is drawn down.

The first section:

For good and valuable consideration
-----------------------------------
     Fronteer Capital Inc. (Fronteer) agrees to commit to provide Global Med Technologies, Inc. (Global") a short term line of credit for up to one million five hundred thousand U.S. dollars ($1.5 million) and Global Med Technologies Inc. for and good and valuable consideration has agreed to accept this line of credit under the following terms:

shall be amended to repeat as follows:

"For good and valuable consideration -
------------------------------------
     Fronteer Capital Inc. (Fronteer) agrees to commit to provide Global
     Med Technologies, Inc. (Global") a short term line of credit for up to one million six hundred and fifty thousand U.S. dollars ($1.65 million) and Global Med Technologies Inc. for good and valuable consideration has agreed to accept this line of credit under the following terms:"

The following section shall be added to the contract:

"Additions/Fees:
---------------
     Global has to pay a finder's fee of 5% of the principal to RAF Financial Corporation as introductory fees. This fee is only due on that part of the loan which is drawn down."

In consideration of mutual promised and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to this amendment. All parities have full approval of their respective Board of Directors and are legally appointed to sign this amendment.

Agreed to by:

For Global Med Technologies, Inc.       For Fronteer Capital Inc.


/s/ MICHAEL I. RUXIN                    /s/ FAI CHAN
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CEO                                     President